UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  May 12, 2004

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862

(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

None

(Former name or former address, if changed since last report)

Item 5 Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit 1

Item 5 Other Events and Regulation FD Disclosure.

On May 12, 2004, Deckers Outdoor Corporation signed an Equity Underwriting Agreement with RBC Capital Markets Corporation on behalf of several underwriters A copy of the agreement is attached hereto as Exhibit 1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
1	Equity Underwriting Agreement, dated May 12, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation
Date: May 12, 2004	/s/ M. Scott Ash
M. Scott Ash, Chief Financial Officer